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                           CERTIFICATE OF DESIGNATION

                                       OF

                      SERIES D CONVERTIBLE PREFERRED STOCK
                                ($.001 Par Value)

                                       OF

                           VENTURI TECHNOLOGIES, INC.

                  1. NUMBER OF SHARES AND DESIGNATION. 3,000,000 shares of the preferred stock, par value $.001 per share, of the Corporation are hereby constituted as a series of the preferred stock designated as Series D Convertible Preferred Stock (the "Series D Preferred Stock").

                  2. DEFINITIONS. For purposes of the Series D Preferred Stock, the following terms shall have the meanings indicated:

                  "Board of Directors" shall mean the board of directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series D Preferred Stock.

                  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the city of Atlanta, Georgia are authorized or obligated by law or executive order to close.

                  "Common Stock" shall mean the Common Stock of the Corporation, par value $.001 per share.

                  "Issue Date" shall mean the first date on which shares of Series D Preferred Stock are issued.

                  "Original Issue Price" shall mean the original purchase price per share paid by the shareholder for the shares of Series D Preferred Stock.

                  "Parity Stock" shall mean the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

                  "person" shall mean any individual, firm, partnership, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  "Redemption Price" shall mean, at any time of determination the greater of (i) the average closing price for the Corporation's shares of Common Stock for the 30 Business


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         Days immediately preceding the date fixed for any redemption, and (ii)
         the Original Issue Price per share plus an amount equal to an 8% cumulative annual return on said Original Issue Price calculated from the Issue Date to (and including) the date fixed for redemption.

                  "Series A Preferred Stock" shall mean the 10% Cumulative Convertible Series A Preferred Stock of the Corporation, par value $.001 per share.

                  "Series B Preferred Stock" shall mean the 6% Cumulative Convertible Series B Preferred Stock of the Corporation, par value $.001 per share.

                  "Series C Preferred Stock" shall mean the 6% Cumulative Convertible Series C Preferred Stock of the Corporation, par value $.001 per share.

                  3. DIVIDENDS. So long as any shares of Series D Preferred Stock are outstanding, (i) no dividends shall be declared or paid or set apart for payment and no other distribution shall be declared or made or set apart for payment of the Common Stock, unless, concurrently therewith, dividends or distributions in like amounts are made with respect to the shares of Series D Preferred Stock, and (ii) the Corporation shall not redeem, purchase or otherwise acquire any Common Stock, or any rights, warrants or options to acquire the same for any consideration by the Corporation. The Series D Preferred Stock shall have equal priority in all respects with the Common Stock with respect to the payment of dividends.

                  4. LIQUIDATION PREFERENCE. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of the Common Stock, the holders of the shares of Series D Preferred Stock shall be entitled to receive the Original Issue Price per share plus an amount equal to an 8% cumulative annual return on said Original Issue Price, calculated from the Issue Date to the date of final distribution to such holders.

                  (b) If, upon any such liquidation, dissolution or winding up of the Corporation, the assets to be distributed among the holders of the Series D Preferred Stock are insufficient to permit the payment to such holders of the full amount specified in the previous paragraph then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of Series D Preferred Stock and the Parity Stock in proportion to the number of the shares of the Series D Preferred Stock and Parity Stock held by them.

                  (c) Written notice of any liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 30 days prior to any payment dates stated therein, to the holders of record of the Series D Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation.


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                  5. REDEMPTION. (a) Series D Preferred Stock may be redeemed by the Corporation, in whole (but not in part), subject to the notice provisions, out of legally available funds, at any time, at the Redemption Price per share.

                  (b) In the event the Corporation shall redeem shares of Series D Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock records of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series D Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed shall cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date, unless the Corporation shall be in default in providing money for the payment of the redemption price (including any accrued and unpaid dividends to (and including) the date fixed for redemption), (i) dividends on the shares of the Series D Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall be deemed no longer outstanding, and (iii) all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the amounts payable upon redemption without interest thereon) shall cease. The Corporation's obligation to provide the amounts in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit with a bank or trust company having an office in the city of Atlanta, Georgia, and having a capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such funds be applied to the redemption of the shares of Series D Preferred Stock. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of three years from such redemption date shall be released or repaid to the Corporation, after which, subject to any applicable laws relating to escheat or unclaimed property, the holder or holders of such shares of Series D Preferred Stock so called for redemption shall look only to the Corporation for payment of the redemption price.

         Upon surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price aforesaid.

                  6. SHARES TO BE RETIRED. All shares of Series D Preferred Stock purchased, redeemed, exchanged or converted by the Corporation shall be retired and canceled and shall be restored to the status of authorized but unissued shares of preferred stock of the Corporation, without designation as to series and may thereafter be reissued.

                  7. CONVERSION. The holders of the Series D Preferred Stock shall have conversion rights as follows:


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                  (a) RIGHT TO CONVERT. Holders of shares of Series D Preferred
                  Stock shall have the right, exercisable at any time, to convert any or all of such Shares into such Common Stock of the Corporation on the basis of two shares of Common Stock for each share of Series D Preferred Stock at the office of the Corporation or any transfer agent for the Series D Preferred Stock, except that if any of the Series D Preferred Stock is called for redemption, the conversion rights pertaining thereto shall terminate at the close of business on the date fixed for redemption unless the Corporation defaults on the payment of the redemption price plus accumulated and unpaid dividends.

                  (b) MERGER OR RECLASSIFICATION. In the event of any merger of the Corporation with or into any other corporation (other than a merger in which the Corporation is a surviving corporation) or in the event of any sale or transfer of all or substantially all of the assets of the Corporation, or in the event of a reclassification, capital reorganization or change of outstanding shares of common stock, any holder of the Series D Preferred Stock will be entitled after the occurrence of such event, to receive on conversion the consideration which the holder would have received had such holder converted such holder's Series D Preferred Stock to Common Stock immediately prior to the occurrence of the event, and had such holder elected to receive the consideration in the form and manner elected by the holders of Common Stock.

                  (c) MECHANICS OF CONVERSION. Before any holder of Series D Preferred Stock shall be entitled to convert the same into shares of Common Stock, and to receive certificates therefor, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series D Preferred Stock, and shall give written notice to the Corporation at such office that he or she elects to convert the same. The Corporation shall, as soon as practicable after such delivery, issue and deliver at such office to such holder of Series D Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he or she shall be entitled as aforesaid, plus, if applicable, a check payable to the holder in the amount of any declared and unpaid dividends on the converted Series D Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of shares of Series D Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  (d) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series D Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series D Preferred Stock; and if at any time the number of authorized but unissued


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                  shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series D Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series D Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  8. NOTICES OF RECORD DATE. In the event that the Corporation shall propose at any time:

                           (i) to declare any dividend or distribution upon its
                  Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                           (ii) to offer for subscription pro rata to the
                  holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                           (iii) to effect any reclassification or
                  recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                           (iv) to merge with or into any other corporation, or
                  sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, the Corporation shall send to the holders of the Series D Preferred Stock at least 30 days' prior written notice of the date on which a record shall be taken for such event (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and
(iv) above. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of Series D Preferred Stock at the address for each such holder as shown on the books of the Corporation.

                  9. VOTING. The holders of Series D Preferred Stock shall have the following voting rights.

                  (a) GENERAL. Except as may be otherwise provided below, the Series D Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Series D Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock into which each share of Series D Preferred Stock is then convertible.

                  (b) REQUIRED VOTES. Except as provided below, a majority of all votes cast by holders of Series D Preferred Stock at a meeting at which a quorum is present shall be sufficient to take any action requiring the vote of the Series D Preferred Stock as


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                  a separate class. No other class of the capital stock shall vote together with the Series D Preferred Stock on any such matters. At any meeting where the Series D Preferred Stock shall have the right to vote as a separate class, the presence, in person or by proxy, of a majority of the outstanding shares of the Series D Preferred Stock shall constitute a quorum of such class.

                  (c) REMOVAL. The holders of shares of Series D Preferred Stock, voting as a class shall have the right to remove without cause at any time and replace any director elected by the holders of the Series D Preferred Stock pursuant to
                  Section 10 hereof.

                  (d) CLASS VOTING RIGHTS. So long as any Series D Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority (unless a higher percentage shall then be required by applicable law) of all outstanding shares of Series D Preferred Stock voting separately as a class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for this purpose, take any of the following actions:

                           (i) amend, modify or waive compliance with any of the covenants contained in this Certificate of Designation;

                           (ii) take any action on which the holders of the
                  Series D Preferred Stock shall be entitled by law to vote separately as a class;

                           (iii) create any new class of shares having rights,
                  preferences or privileges senior to the Series D Preferred Stock as to dividend rights, redemption rights or liquidation rights.

                           (iv) take any of the actions described in clauses (i)
                  through (iv) of Section (8) of this Certificate.

                           (v) issue any shares of the Corporation's Common Stock or preferred stock;

                           (vi) issue any options, warrants, or other rights to
                  acquire Common Stock or preferred stock of the Corporation.

                           (vii) redeem, repurchase or otherwise acquire any
                  shares of its Common Stock or Parity Stock.

                  10. BOARD SEATS. The holders of the Series D Preferred Stock, voting as a separate class, shall be entitled to elect not less than 20% of the directors serving on the Board of Directors of the Corporation for as long as any shares of Series D Preferred Stock is outstanding. A vacancy in a directorship elected by the holders of the Series D Preferred Stock shall be filled only by a vote or written consent of the holders of the Series D Preferred Stock.


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                  11. REGISTRATION RIGHTS. Holders of the Series D Preferred
Stock shall be entitled to "piggyback" registration rights with respect to any securities registration of Parity Stock or other preferred stock undertaken by the Corporation, subject to the right of the Corporation or its underwriters in such registration to reduce the number of shares, which are proposed to be registered on behalf of the holders of the Series D Preferred Stock pro rata in view of market conditions; PROVIDED, HOWEVER, that no such reduction shall be effected in a manner that would have the effect of reducing the number of shares of stock to be sold by the holders of Series D Preferred Stock to less than 25% of the shares offered. The registration rights created by this Section shall be in addition to any other registration rights that the holders of shares of Series D Preferred Stock may have by contract or otherwise (including contractual rights granted under any stock purchase agreement or subscription agreement pursuant to which any Series D Preferred Stock was issued and any rights arising with respect to shares of Common Stock into which Series D Preferred Stock may be converted).

                  12. NO IMPAIRMENT. The Corporation will not, by amendment of its Articles of Incorporation, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of any of the terms of the Series D Preferred Stock, but will at all times, in good faith, assist in the taking of all action as may be necessary or appropriate to carry out the terms of the Series D Preferred Stock.

                  13. RECORD HOLDERS. The Corporation and the transfer agent may deem and treat the record holder of any shares of Series D Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the transfer agent shall be affected by any notice to the contrary.

                  14. NOTICE. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt for such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate) with postage prepaid, addressed: if to the Corporation, to its offices at 1327 North State, Orem, Utah 84057 (Attention:
Chief Financial Officer), or, if to any holder of the Series D Preferred Stock, to such holder at the address of such holder of the Series D Preferred Stock as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series D Preferred Stock); or to such other address as to the Corporation or holder, as the case may be, shall have designated by notice similarly given.


                     CERTIFICATE OF PRESIDENT AND SECRETARY


KNOW ALL MEN BY THESE PRESENTS:

         That the undersigned John Hopkins, President of Venturi Technologies, Inc., a Nevada corporation (the "Corporation"), and Ronald M. Karren, Secretary of the Corporation do hereby certify that the Articles of Incorporation for the Corporation provide that Series of preferred stock may be established by resolution of the Board of Directors, and that the above and foregoing Certificate of Designation of Preferences, Limitations and Relative Rights of said Corporation was


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duly and regularly adopted as such by a resolution of all of the members of the
Board of Directors of the Corporation on April 6, 1999.

         DATE:   April 13, 1999.

                                              /s/ John Hopkins
                                              ----------------------------------
                                              John Hopkins
                                              President

                                              /s/ Ronald M. Karren
                                              ----------------------------------
                                              Ronald M. Karren
                                              Secretary



                                 ACKNOWLEDGMENT

STATE OF    Utah                           )
         -----------------
COUNTY OF   Salt Lake                      )
          ----------------

                  On the 13th day of April, 1999, personally appeared before me John Hopkins, President of Venturi Technologies, Inc., and Ronald M. Karren, Secretary of Venturi Technologies, Inc., personally known to me or proved to me on the basis of satisfactory evidence to be the persons whose names are signed on the preceding document, and acknowledged to me that they signed it voluntarily for its stated purpose.


                                              /s/ Vicki F. Johnson
                                              ----------------------------------
                                              NOTARY PUBLIC

[NOTARY PUBLIC STAMP APPEARS HERE]

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